UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 7, 2007

Conexant Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-1799439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-483-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

In March 1998 Orckit Communications Ltd. ("Orckit") and Virata, Ltd. ("Virata") (subsequently acquired by Globespan, Inc. to become GlobespanVirata, Inc. which was acquired by Conexant Systems, Inc. ("Conexant") in March 2004) entered into a Strategic Alliance, Joint Development, Licensing and Supply Agreement (the "Agreement") that, among other things, provided for the sale of Virata’s proprietary Helium semiconductor chips ("He chips") to Orckit at the prices and terms specified in the Agreement. Orckit claimed that Virata breached the Agreement starting in June 2001 by: (i) not supplying the He chips at the agreed-upon price, (ii) violating the Agreement’s "Most Favored Nation" provision by selling He chips to three other customers at less than the agreed-upon price, (iii) not providing Orckit with the appropriate End of Life notice so that Orckit could make a bulk purchase as contemplated by the Agreement, and (iv) not complying with its obligations under the Agreement’s Default provisions when it was unable to supply the He chips. Orckit maintained that it had sustained approximately $30 million in direct and consequential damages from Virata’s actions. Conexant, the successor in interest to Virata, believed that it had meritorious defenses to each of Orckit’s claims and declined to pay any of Orckit’s demands.

In May 2004, Orckit gave notice of termination of the Agreement and demanded payment of certain alleged over charges and damages. Orckit also demanded that the parties proceed to arbitration if Conexant did not comply with its demands. After negotiations between the parties failed to resolve their differences, on September 21, 2005, Orckit, pursuant to the terms of the Agreement, gave Conexant a formal demand that the dispute be submitted to binding arbitration. The case was heard by a three-person arbitration panel over a number of days from January to April, 2007. On August 7, 2007, the arbitration panel issued an interim ruling granting a $12 million damages award to Orckit. The arbitration panel also has the discretion to award Orckit attorneys fees and costs, which will be decided after the submission of briefs by the parties. Conexant intends to pursue vigorously any or all available avenues for overturning the award, including motions for reconsideration by the panel and appeals.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conexant Systems, Inc.

August 10, 2007	By:	Dennis E. O'Reilly

Name: Dennis E. O'Reilly
Title: Senior Vice President, Chief Legal Officer and Secretary